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                                                                   EXHIBIT 10.5

                          STRATEGIC ALLIANCE AGREEMENT


THIS STRATEGIC ALLIANCE AGREEMENT (the "Agreement") is effective as of December 23, 1999 (the "Effective Date") and is by and between COLO.COM, a California corporation with offices at 2000 Sierra Point Parkway, Suite 600, Brisbane, California 94005 ("COLO.COM") and Nortel Networks Inc., a Delaware corporation with offices at 2350 Lakeside Blvd., Richardson, Texas 75082 ("Nortel").

                                    RECITALS

1. COLO.COM has developed a business plan to prepare site space and neutral central office locations for telecommunication and data service providers.

2. Nortel has developed a broad array of telecommunications and data products and services that enable the development of voice and data networks.

3. COLO.COM and Nortel desire to develop a mutually beneficial relationship whereby Nortel will purchase stock in COLO.COM and COLO.COM will provide Nortel a right of first refusal for a portion of each of its sites and purchase a minimum amount of equipment from Nortel.

4. Contemporaneous with the execution of this Agreement, Nortel and COLO.COM will execute a Series C Stock Purchase Agreement (the "Stock Agreement"), the Amended and Restated Investor Rights Agreement (the "Investor Agreement"), and an Amended and Restated Right-of-First Refusal and Co-Sale Rights Agreement (the "Resale Agreement") (collectively, the "Stock Acquisition Agreements").

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby duly acknowledged by the parties, the parties hereby agree as follows.

                             ARTICLE I - DEFINITIONS

The following capitalized terms not otherwise defined herein shall have the following respective meanings:

"AFFILIATE" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person. For purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.


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"CONFIDENTIAL INFORMATION" means all information (whether in oral, written or electronic form), including without limitation, business strategy and tactics, specifications, drawings, documentation, know-how, manufacturing costs and pricing information, of every kind or description which may be disclosed by one party to the other party in connection with this Agreement, provided the disclosing party shall clearly mark all such information disclosed in writing as the confidential property of the disclosing party and, in the case of oral disclosure, the disclosing party shall identify the confidential nature of any such information at the time of such oral disclosure and shall provide a written summary labeled as confidential of the orally disclosed confidential information to the recipient within fifteen (15) business days of such disclosure.

"PERSON" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

"PRODUCT(s)" means, individually and collectively, the Network Hardware, Network Software, and the Documentation associated with the Trial Network.


                        ARTICLE II - NORTEL'S OBLIGATIONS

        2.1 On the Effective Date, Nortel will execute the Stock Acquisition Agreements and perform its obligations under the Stock Purchase Agreement.

        2.2 Nortel shall use commercially reasonable best efforts to negotiate and execute an equipment sale and purchase agreement with COLO.COM by April 1, 2000, whereby Nortel will agree to sell to COLO.COM and COLO.COM will agree to purchase Nortel equipment in an amount of no less than Five Million U.S. Dollars ($5,000,000) before December 31, 2001. Such purchase agreement will provide COLO.COM no less than a 50% discount off of Nortel's published list price.

        2.3 Nortel, for every site in which (i) COLO.COM has site space available and (ii) the customer is in the market to procure site space, shall make a strong recommendation to such customer that it solicit a proposal from COLO.COM for the site space.

        2.4 Within thirty (30) days after the Effective Date of this Agreement, Nortel will identify and notify COLO.COM of the point of contact for COLO.COM as the Nortel agent to manage the relationship between Nortel and COLO.COM.


                      ARTICLE III - COLO.COM'S OBLIGATIONS

        3.1 COLO.COM will issue Nortel 510,204 shares of Series C Preferred Stock of COLO.COM common stock, representing eighty-five one hundredths of one percent (.85%) of the aggregate outstanding shares of COLO.COM on a fully-diluted basis on the Effective Date, substantially in accordance with the terms and conditions of the Stock Purchase Agreement, the form of which is attached hereto as Exhibit A.

        3.2 COLO.COM shall use commercially reasonable best efforts to negotiate and execute the equipment sale and purchase agreement with Nortel described in
Section 2.2 above by April 1,


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2000.

        3.3 COLO.COM hereby grants Nortel a right-of-first refusal to lease site space on twenty percent (20%) of the space intended to be leased at each site prepared by COLO.COM. Such right-of-first refusal shall be: (i) transferable to any Affiliate or customer of Nortel, (ii) survive for a period of eighteen months (18) from the date of completion of each site, (iii) be available for floor space and rack space cumulatively. When COLO.COM has leased or committed to lease sixty percent (60%) the site, with the exception of the space reserved for Nortel or its customers, COLO.COM may notify Nortel in writing that COLO.COM has a customer to lease all or part of the reserved space. Upon receipt of such notification, Nortel shall have thirty (30) calendar days to either commence good-faith negotiations to lease the space or provide a customer to commence good-faith negotiations to lease the space. Such lease negotiations shall be completed no later than sixty (60) calendar days from the date of the receipt of the notice. At the expiration of the thirty (30) calendar day period, the sixty
(60) calendar day period, or upon written notification by Nortel that it has neither a customer nor the intent to lease the reserved space, COLO.COM in no longer under any obligation to Nortel with respect to the space.

        Similarly, when COLO.COM has leased or committed to lease sixty percent (70%) the site, with the exception of the remaining space reserved for Nortel or its customers, COLO.COM may notify Nortel in writing that COLO.COM has a customer to lease all or part of the remaining reserved space. Upon receipt of such notification, Nortel shall have thirty (30) calendar days to either commence good-faith negotiations to lease the space or provide a customer to commence good-faith negotiations to lease the space. Such lease negotiations shall be completed no later than sixty (60) calendar days from the date of the receipt of the notice. Such lease negotiations shall be completed no later than sixty (60) calendar days from the date of the receipt of the notice. At the expiration of the thirty (30) calendar day period, the sixty (60) calendar day period, or upon written notification by Nortel that it has neither a customer nor the intent to lease the reserved space, COLO.COM in no longer under any obligation to Nortel with respect to the remaining space.

        3.4 For every telecommunications or data equipment bid procurement process whereby COLO.COM solicits bids for pricing and feature specifications, COLO.COM shall provide Nortel adequate notice and opportunity to submit a proposal to COLO.COM for the sale of Nortel equipment.

        3.5 If COLO.COM grants similar rights-of-first refusal to any Nortel competitor, as listed on Exhibit B, or any Affiliate or successor of such competitors, until such time as the stock in COLO.COM purchased pursuant to the Stock Purchase Agreement is freely saleable under applicable securities laws on a nationally recognized stock exchange, COLO.COM shall be obligated to repurchase all of the COLO.COM stock held by Nortel at the then fair market value.

        3.6 COLO.COM shall issue to Nortel a monthly report delineating the locations available, the percentage vacancy for each site, the tenants and percentage occupancy for such tenants of each site, and estimated completion date for future sites. COLO.COM will also provide to Nortel the briefing package to be provided to each member of the COLO.COM board of directors as well as the minutes of the meeting of the COLO.COM board of directors within fifteen (15) calendar days after the board meeting. In addition, within thirty (30) days after the Effective Date of this


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Agreement, COLO.COM will identify and notify Nortel of the point of contact for
Nortel as the COLO.COM agent to manage the relationship between COLO.COM and Nortel.

        3.7 COLO.COM agrees to, from time to time, designate an appropriate executive to meet with a Nortel designated executive, at a mutually agreeable time and location, to review and discuss the status of COLO.COM and any other related aspects of the business relationship between the parties.

        3.8 COLO.COM shall, upon issuing new shares of common stock, make available for purchase by Nortel, a sufficient number of shares of stock to allow Nortel to retain the same percentage ownership in COLO.COM that Nortel has at the time of the issuance of the new shares, and at the same price that the shares are being offered all other investors.

        3.9 COLO.COM hereby represents and warrants to Nortel that the Stock Acquisition Agreements are in substantially the same form as the other Investors (as defined by the Stock Purchase Agreement) acquiring the Series C Preferred Stock issued by COLO.COM.


                             ARTICLE IV - MARKETING

        4.1 The parties hereby agree to enter into a mutually agreeable co-marketing agreement, including without limitation, provisions covering the extent to which either party may use the other's name, trademarks and service marks in marketing; and how the parties will allocate the costs associated with developing and producing the co-branding marketing material and in marketing and advertising the services.

        (a) The extent to which either party may use the other's name, trademarks and service marks in marketing the co-branded services;

        (b) Access to and use of customer lists of each party for marketing the co-branded services and any compensation therefor; and

        (c) How the parties will allocate the costs associated with developing and producing the co-branding marketing material and in marketing and advertising the services.

           ARTICLE V - LIABILITY FOR BODILY INJURY AND PROPERTY DAMAGE

        5.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to bodily injuries (including death) or damage to tangible property which allegedly result from the negligence or willful misconduct of the defending party in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from any such suit, claim or proceeding. Each party's indemnification obligation under this Section 5.1 shall include any claims by any of its employees brought against the other party.


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                ARTICLE VI - REMEDIES AND LIMITATION OF LIABILITY

        6.1 In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise limited in this Agreement. In addition, if the parties, after good faith negotiations, have not executed an equipment sale and purchase agreement within thirty (30) days of the date specified in Sections 2.2 and 3.2 above, then COLO.COM shall be obligated, at Nortel's option, purchase at Nortel's purchase price or fair market value (whichever is greater), all of the stock in COLO.COM purchased by Nortel under the Stock Purchase Agreement.

        6.2 Nothing contained in Section 6.1 or elsewhere in this Agreement shall make Nortel or COLO.COM liable to the other for any indirect, incidental, punitive, special, or consequential damages of any nature whatsoever for any breach of this Agreement whether the claims for such damages arise in tort (including negligence regardless of degree of fault), contract, or otherwise.

        6.3 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred.

                       ARTICLE VII - TERM AND TERMINATION

        7.1 This Agreement will be in effect from the Effective Date for period of two (2) years.

        7.2 Either party may delay performance under this Agreement or terminate this Agreement, in whole or in part, in the event of a default by the other, provided that the non-defaulting party so advises the defaulting party in writing of the event of alleged default and the defaulting party does not remedy the alleged default within thirty (30) days after written notice thereof. If the alleged default is not capable of being remedied within thirty (30) days, the defaulting party must commence to remedy the alleged default within such thirty
(30) day period and provide to the non-defaulting party a plan for timely remedying the alleged default in order to avoid termination. A default shall include:

                (a) a party's insolvency or initiation of bankruptcy or receivership proceedings by or against a party or the execution of an assignment for the benefit of creditors; or

                (b) either party's material breach of any of the terms or conditions hereof, including without limitation, the failure to make any payment when due.

        7.3 The expiration or termination of this Agreement for any cause shall not release either party from:


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                (i) any obligations and duties remaining under any other
                agreement entered into prior to such expiration or termination;

                (ii) any liability which at the time of expiration or termination has already accrued to the other party, or, which thereafter may accrue in respect to any event prior to expiration or termination; or

                (iii) any liability from any obligation specified in Section
                9.13 below to survive expiration or termination.

                         ARTICLE VIII - CONFIDENTIALITY

        8.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of an COLO.COM Affiliate or Nortel Affiliate, as applicable, with a need to know. A party that receives the other party's Confidential Information shall not reproduce such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential Information.

        8.2 COLO.COM shall take reasonable care to use Nortel's Confidential Information only for study, operating, or maintenance purposes in connection with COLO.COM's use of Products furnished by Nortel pursuant to this Agreement.

        8.3 The obligations of either party pursuant to this Article VIII shall not extend to any Confidential Information which a recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient and without confidential obligations was known or generally available to the public at the time of disclosure to the recipient, becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient, is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so and without similar confidentiality obligations, is independently developed by recipient, or is required to be disclosed by subpoena or other process of law, provided that the recipient shall notify the disclosing party promptly of any such subpoena or other process of law requiring disclosure.

        8.4 The parties agree that each will keep the existence and contents of this Agreement completely confidential, and will not publicize or disclose the conditions, or terms or contents of this Agreement in any manner, whether in writing or orally, to any person, whether directly or indirectly, except either party may disclose the terms of this Agreement (a) to its legal counsel and accountants, (b) to the limited extent required by federal securities laws, (c) to prospective investors, or other sources of funding, that are bound to confidentiality provisions at least as restrictive as those contained herein or
(d) pursuant to a court order or governmental authority as required by law. The disclosure of the aforementioned information, in violation of this provision, shall be deemed to be a material breach of this Agreement.


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                           ARTICLE IX - MISCELLANEOUS

        9.1 Applicable Law - The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except for its rules with regard to the conflict of laws of any jurisdiction.

        9.2 Effects of Headings - All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the parties and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

        9.3 Assignment - Other than as explicitly stated below, neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. No consent shall be required for any assignment or transfer by a party to its Affiliates of all or any part of this Agreement or of such party's rights hereunder.

        9.4 Non-Waiver - The failure by either party hereto at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require the performance with respect thereto or to claim a breach with respect thereto.

        9.5 Relationship of the Parties - The provisions of this Agreement shall not be construed to establish any form of partnership, agency or joint venture of any kind between Nortel and COLO.COM, nor to constitute either party as the agent, employee or legal representative of the other. All persons furnished by either party to accomplish the intent of this Agreement shall be considered solely as the furnishing party's employees or agents and the furnishing party shall be solely responsible for compliance with respect to its employees with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, workers' compensation, payment of wages, and withholding and payment of applicable taxes, including without limitation, income taxes, unemployment taxes, and social security taxes.

        9.6 Force Majeure - If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, fire, explosion, acts of God, war, revolution, civil commotion, unavailability of supplies or sources of energy, power failure, breakdown of machinery, delays regarding zoning, easements or deed restrictions, any legal proceedings between parties unrelated to the parties hereto or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

        9.7 Expenses - Each party shall bear its own expenses in connection with the drafting and negotiation of this Agreement and the related agreements as contemplated herein.


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        9.8. Notice - All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered (i) by hand; or
(ii) by facsimile transmission (confirming the same by mail); or (iii) by certified or next-day mail addressed as follows:

        If to COLO.COM:

        COLO.COM
        2000 Sierra Point Parkway, Suite 600
        Brisbane, California  94005
        Attention:
                  -------------------------------
        Facsimile:
                  -------------------------------

        If to Nortel:

        Nortel Networks Inc.
        2350 Lakeside Blvd
        Richardson, Texas  75082
        Attention:  Mr. James Bartoszewicz
        Facsimile:  972/684-3994

Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above.

        9.9 Information and Documentation - COLO.COM shall provide any information and/or documentation that Nortel reasonably requests from COLO.COM and that is necessary for Nortel to properly perform any of its obligations hereunder. Such information shall be provided in a form reasonably specified by Nortel by the dates reasonably specified by Nortel.

        9.10 Severability - If any provision of this Agreement is declared or determined to be invalid or unenforceable under applicable law, the remaining provisions shall continue in full force and effect and the parties shall substitute for the invalid provision a valid provision which most closely approximates the economic effect and intent of the invalid provision.

        9.11 Modification of Agreement - No addition to or modification of this Agreement shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto.

        9.12 Entire Agreement - This Agreement, including the Exhibits and Annexes which are attached hereto and incorporated herein, comprises all the terms, conditions and agreements of the parties hereto with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, publications and understandings of any nature whatsoever. No Exhibits or Annexes modified or created subsequent to the execution of this Agreement shall be deemed to be incorporated into this Agreement unless mutually agreed in a writing and executed or initialed by a duly authorized representative of each party. The parties hereby acknowledge and agree that neither has relied on any representations or warranties other than those expressly set forth in this Agreement.


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        9.13 Survivorship - Any terms of this Agreement, which by their nature are intended to survive, including without limitation, Articles 5, 7, and 8 shall survive the termination or expiration of this Agreement.


                         [Signatures on following page]


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        IN WITNESS whereof the parties have executed this Agreement effective as of the date first shown above.

COLO.COM                                  NORTEL NETWORKS INC.



By:                                       By:
   -------------------------------           -------------------------------

Name:                                     Name:  James Bartoszewicz
     -----------------------------             -----------------------------
Title:                                    Title: Vice-President
      ---------------------------               ----------------------------


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                                    EXHIBIT A

                        FORM OF STOCK PURCHASE AGREEMENT


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                                    EXHIBIT B

                              COMPETITORS OF NORTEL

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Sonus
Taqua Systems